Consent of Independent Accountants

    We consent to the references to our firm under the captions "Financial Highlights", "Independant Auditors and Financial Statements" and "Auditors" and to the use of our report dated January 19, 1996, in the Post-Effective Amendment No. 10 to the Registration Statement (Form N-1A No. 33-35081) and related Prospectus and Statement of Additional Information of the Scottish Widows International Fund dated
    October 17, 1996.

    ERNST & YOUNG LLP

    Reading, Pennsylvania
    October 17, 1996






    CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment
    No. 10 to the registration statement on Form N-1A ( the "Registration Statement") of our report dated February 17, 1995, relating to the financial statement and financial highlights of The Scottish Widows International Fund, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Auditors and Financial Statements" in the Statement of Additional Information.


    PRICE WATERHOUSE LLP
    Boston, Massachusetts
    October 17, 1996